                                                            EXHIBIT 7.1

                          Turkey Vulture Fund XIII, Ltd.
                                7001 Center Street
                                Mentor, Ohio 44060
                                  (216) 951-1111


                                  April 21, 1997



Via Facsimile and Messenger Delivery

TIS Mortgage Investment Company
655 Montgomery Street, Suite 800
San Francisco, CA  94111

               Re:  Advance Notice to Nominate Directors

To the Secretary of TIS:

     In accordance with Section 1.9 of the By-Laws of TIS Mortgage Investment Company, a Maryland corporation ("TIS"), Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company (the "Fund"), hereby proposes to nominate three
(3) individuals for election to the Board of Directors of TIS at the 1997 Annual Meeting for TIS to be held on May 29, 1997, at 10:00 a.m., local time, at the Hyatt Burlingame in Burlingame, California. Under Section 1.9 of the By-Laws and pursuant to the press release of TIS, dated April 9, 1997, notice of a stockholder nomination must be provided by April 21, 1997.

     The individuals to be nominated by the Fund are Richard M. Osborne, Christopher L. Jarratt and James G. Lewis. All information required to be disclosed with respect to such individuals pursuant to Section 1.9 of the By-Laws, including all information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, is attached hereto as Exhibit 1.

     The information required to be disclosed under Section 1.9 of the By-Laws with respect to the Fund, including all information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, is attached hereto as Exhibit 2. Further, the Fund hereby represents that such stockholder intends to appear in person or by proxy at the 1997 Annual Meeting to nominate the persons named herein for election to the Board of Directors of TIS.
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TIS Mortgage Investment Company
April 21, 1997
Page Two


     The consents required to be provided pursuant to Section 1.9 of the By-Laws are attached hereto as Exhibit 3.

     Letters tracing the record ownership of the Fund are attached as Exhibit
4.

     We are certain the shareholders of TIS would appreciate your compliance with this notice, which has been made in accordance with the By-Laws of TIS.

                              Sincerely,

                              TURKEY VULTURE FUND XIII, LTD.



                              By:  /s/ Richard M. Osborne
                                 --------------------------
                                   Richard M. Osborne
                                   Manager







Attachments

Exhibit 1 - Required Information Re: Nominees
Exhibit 2 - Required Information Re: Stockholder
Exhibit 3 - Consents of Nominees
Exhibit 4 - Letters from Everen Securities, Inc. and
            The Depository Trust Company

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                                    Exhibit 1
                        Required Information Re: Nominees
                        ----------------------------------

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                                Richard M. Osborne
                                ------------------


Name:                    Richard M. Osborne


Age:                     51


Business Address:        OSAIR, Inc.
                         7001 Center Street
                         Mentor, Ohio 44060


Residence Address:       9050 Jackson Street
                         Mentor, OH  44060


Principal Occupation/    President and Chief Executive Officer of OSAIR, Inc.,
Information Required     a property developer and manufacturer of industrial
By Section 14 of the     gases for pipeline delivery, for the past 5 years.
Securities Exchange      Mr. Osborne is a Trustee of Brandywine Realty Trust,
Act of 1934 (the         Marlton, NJ.  Mr. Osborne is a Director of Great Lakes
"Exchange Act"):         Bank, Mentor, Ohio.


TIS Stock Owned:         Mr. Osborne is the sole manager of the Turkey Vulture
                         Fund XIII, Ltd. (the "Fund"), which has disclosed its beneficial ownership of 689,000 shares of common stock of TIS (or approximately 8.5% of the outstanding common stock of TIS) in its SEC Form 13D filed April
                         7, 1997. As the Fund's sole manager, Mr. Osborne may be deemed to beneficially own all shares beneficially owned by the Fund.

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

                              Christopher L. Jarratt
                              ----------------------

Name:                    Christopher L. Jarratt

Age:                     35

Business Address:        Third Capital, LLC
                         314 Church Street
                         Nashville, TN  37201

Residence Address:       206 Carden Avenue
                         Nashville, TN  37205



Principal Occupation/    For the past 5 years, Mr. Jarratt has been the
Information Required     President of Jarratt Associates, Inc., Nashville, TN,
By Section 14 of the     a corporation engaged in commercial mortgage banking
Exchange Act:            and commercial real estate investment activities.
                         Since September, 1996, Mr. Jarratt has also been the
                         Chief Executive Officer of Third Capital, LLC,
                         Nashville, TN, a company engaged in various real estate investment and advisory activities.



TIS Stock Owned:         None.

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                                  James G. Lewis
                                  --------------


Name:                         James G. Lewis


Age:                          31



Business Address:             Third Capital, LLC
                              314 Church Street
                              Nashville, TN  37201



Residence Address:            510 Old Hickory Blvd., Unit 415
                              Nashville, TN  37205



Principal Occupation/         Since September, 1996, Mr. Lewis has been the
Information Required          Chief Operating Officer and General Counsel of
By Section 14 of the          Third Capital, LLC, Nashville, TN, a company
Exchange Act:                 engaged in various real estate investment and
                              advisory activities. From May, 1994 through August, 1996, Mr. Lewis was employed as an attorney with the law firm Shumaker, Loop &
                              Kendrick, Tampa, FL.  From September, 1990 until
                              May, 1994, Mr. Lewis was employed as an attorney with the law firm of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., Clearwater, FL.




TIS Stock Owned:              None.

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                                    Exhibit 2
                       Required Information Re: Stockholder
                       ------------------------------------


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                                    Exhibit 2
                       Required Information Re: Stockholder
                       ------------------------------------


Stockholder Name:        Turkey Vulture Fund XIII, Ltd. ("Fund")


Stockholder Address:     7001 Center Street
                         Mentor, Ohio 44060



TIS Stock Owned:         The Fund beneficially owns 689,000 shares of common
                         stock of TIS.



Arrangements with        There are no arrangements or understandings between
Nominees                 the Fund and Richard M. Osborne with respect to Mr.
                         Osborne's nomination to become a Director of TIS.
                         Mr. Osborne is the sole manager of the Fund.

                         There are no arrangements or understandings between the Fund, Mr. Osborne and Christopher L. Jarratt with respect to Mr. Jarratt's nomination to become a Director of TIS.

                         There are no arrangements or understandings between the Fund, Mr. Osborne and James G. Lewis with respect to Mr. Lewis' nomination to become a Director of TIS.

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                                    Exhibit 3
                               Consents of Nominees
                               --------------------

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                                     CONSENT
                                     --------


The undersigned individual, Richard M. Osborne, hereby consents to being named as a nominee for the election of Directors of TIS Mortgage Investment Company, a Maryland corporation ("TIS") at the 1997 Annual Meeting of TIS to be held on May 29, 1997; and further consents to serve as a Director of TIS if elected at such meeting.

                                             /s/ Richard M. Osborne
                                             ----------------------
                                             Richard M. Osborne

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                                     CONSENT
                                     --------


The undersigned individual, Christopher L. Jarratt, hereby consents to being named as a nominee for the election of Directors of TIS Mortgage Investment Company, a Maryland corporation ("TIS") at the 1997 Annual Meeting of TIS to be held on May 29, 1997; and further consents to serve as a Director of TIS if elected at such meeting.

                                   /s/ Christopher L. Jarratt
                                   --------------------------
                                   Christopher L. Jarratt

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                                     CONSENT
                                     --------

The undersigned individual, James G. Lewis, hereby consents to being named as a nominee for the election of Directors of TIS Mortgage Investment Company, a Maryland corporation ("TIS") at the 1997 Annual Meeting of TIS to be held on May 29, 1997; and further consents to serve as a Director of TIS if elected at such meeting.
                                        /s/ James G. Lewis
                                        ------------------
                                        James G. Lewis

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                                    Exhibit 4
                       Letters from Everen Securities, Inc.
                                       and
                           The Depository Trust Company
                       ------------------------------------
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                                      EVEREN
                                    SECURITIES




April 18, 1997


Turkey Vulture Fund XIII, Ltd.
Attention: Richard M. Osborne, Manager
7001 Center Street
Mentor, OH 44060

Re: TIS Mortgage Investment Company
    CUSIP No. 872527106

Dear Mr. Osborne:

In order to enable Turkey Vulture Fund XIII, Ltd. (the "Fund") to exercise its rights with respect to the shares of common stock (the "Shares") of TIS Mortgage Investment Company (the "Company"), EVEREN Securities, Inc. ("EVEREN") hereby confirms that the Fund is the beneficial owner of 689,700
Shares on deposit at the close of business April 17, 1997.

EVEREN has no interest in this matter other than to ensure that the Fund is not denied its rights as the beneficial owner of the Shares, and EVEREN assumes no further responsibility in this matter.

Sincerely,

/s/ David L. Van Dusen

David L. Van Dusen
Senior Vice President





                             EVEREN Securities, Inc.
     4230 State Route 306 Willoughby, OH 44094 (216)951-9555(800)432-9666
                              FAX (216)975-9537

           Member New York Stock Exchange and other principal exchanges

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                           THE DEPOSITORY TRUST COMPANY
                                 7 Hanover Square
                             New York, New York 10004



        FREDERICK T. O'NEILL
           GROUP DIRECTOR
RECONCILIATION AND COMPLIANCE DEPARTMENT


                                   April 18, 1997




                         CONFIRMATION OF OWNERSHIP LETTER
                        --------------------------------


Mr. David L. Van Dusen
Sr. Vice President Investments
Everen Securities
4230 State Route 306
Willoughby, OH 44094



Dear Mr. Van Dusen:

     This will confirm that the records of The Depository Trust Company ("DTC") indicate that at the close of business April 17, 1997 there were 781,077 shares of TIS Mortgage Investment Co., CUSIP number 872527 106 on deposit in an account (#262) maintained by Everen Securities at DTC.



                                   Very truly yours,

                                   /s/ Frederick T. O'Neill
                                   ------------------------
                                   Frederick T. O'Neill


     A Limited Purpose Trust Company and Member, Federal Reserve System